Exhibit 99.1

Contacts:	Phillip D. Kramer	Brad A. Thielemann
	Executive VP and CFO	Manager, Special Projects
	713/646-4560—800/564-3036	713/646-4222—800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports
Record Results for 2005

(Houston—February 23, 2006) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income of $53.7 million, or $0.64 per diluted limited partner unit, for the fourth quarter of 2005. These financial results represent an increase of 117% and 100%, respectively, over net income of $24.7 million, or $0.32 per diluted limited partner unit, for the fourth quarter of 2004. For the full year 2005, the Partnership reported net income of $217.8 million, or $2.72 per diluted limited partner unit, an increase of 68% and 44%, respectively, over net income of $130.0 million, or $1.89 per diluted limited partner unit, for the full year 2004.

As reported, earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the fourth quarter of 2005 was $94.1 million, an increase of 50% as compared with EBITDA of $62.6 million for the fourth quarter of 2004. EBITDA for the full year 2005 was $360.7 million, an increase of 47% as compared with EBITDA of $245.4 million for the full year 2004. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

“The strong operating and financial results for the fourth quarter provided an appropriate conclusion to a record setting year for the Partnership,” said Greg L. Armstrong, Chairman and CEO of Plains All American.  “The performance of the Partnership this past year once again highlights the complementary strengths of our strategically located assets and our business model.”

“In addition to delivering outstanding performance throughout the year, we also met or exceeded each of our stated goals, significantly expanded our portfolio of organic growth projects, made substantial  progress in our foreign crude initiative and established a platform for future growth in the natural gas storage business,” added Armstrong. “The combination of these activities allowed us to increase distributions to unitholders by approximately 12% and positioned the Partnership for continued growth.”

Armstrong also noted that despite the significant growth experienced during the year, the Partnership was able to improve its capital structure and increase its financial flexibility. The Partnership ended the year with a long-term debt-to-total capitalization ratio of 42%, strong credit metrics and approximately $800 million of available capacity on its senior unsecured credit facility.

Reported results include the impact of various items that affect comparability between reporting periods. Adjusting for selected items impacting comparability, the Partnership’s fourth quarter 2005 adjusted net income, adjusted net income per limited partner unit and adjusted EBITDA were $62.6 million, $0.75 per diluted unit, and $103.0 million, respectively. Similarly, the Partnership’s fourth quarter 2004 adjusted net income, adjusted net income per limited partner unit and adjusted EBITDA were $29.3 million, $0.39 per diluted unit, and $67.2 million, respectively. On a comparable basis, fourth quarter 2005 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA increased 114%, 92% and 53%, respectively, over fourth quarter 2004.

The Partnership’s adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA for the full year of 2005 were $264.9 million, $3.47 per unit, and $407.8 million, respectively. For 2004, these same financial measures were $137.0 million, $2.00 per diluted unit, and $252.4 million, respectively. Using this same basis for comparison, 2005 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA increased 93%, 74% and 62%, respectively, over 2004.

The following table summarizes selected items that the Partnership believes impact the comparability of financial results between reporting periods:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2005	2004(1)	2005	2004(1)
	(Dollars in millions, except per unit data)
Long-Term Incentive Plan (“LTIP”) charge	$ (9.3)	$ (3.7)	$ (26.1)	$ (7.9)
Cumulative effect of change in accounting principle	—	—	—	(3.1)
Gain/(Loss) on foreign currency revaluation	(0.7)	1.5	(2.1)	5.0
Inventory valuation adjustment	—	(2.0)	—	(2.0)
SFAS 133 mark-to-market adjustment	1.1	(0.4)	(18.9)	1.0
Total(1)	$ (8.9)	$ (4.6)	$ (47.1)	$ (7.0)
Per Basic Limited Partner Unit(2)	$ (0.12)	$ (0.07)	$ (0.76)	$ (0.11)
Per Diluted Limited Partner Unit(2)	$ (0.11)	$ (0.07)	$ (0.75)	$ (0.11)

Note:                      Figures may not sum due to rounding.

(1)          Selected items impacting comparability for the 2004 period does not include several items that were previously included. The impact is a reduction of selected items impacting comparability that are used to calculate adjusted net income of $2.0 million and $0.03 per basic and diluted limited partner unit for the 3 months ended December 31, 2004 (previously, these items totaled $(6.6) million and $(0.10) per basic and diluted unit for the quarter) and $2.2 million and $0.03 per basic and diluted limited partner unit for the year ended December 31, 2004 (previously, these items totaled $(9.2) million and $(0.14) per basic and diluted unit for the year). Because the majority of these items were reclassified into depreciation and amortization, the net impact of these items on adjusted EBITDA was negligible.

(2)          For the full year ended December 31, 2005, the Partnership’s net income exceeded the cash distribution paid during such periods, which required the application of Emerging Issues Task Force Issue No. 03-06: “Participating Securities and the Two-Class Method under FASB Statement No. 128” (“EITF 03-06”). This theoretical calculation does not impact the Partnership’s aggregate net income or EBITDA, but does reduce the Partnership’s net income per limited partner unit. The application of EITF 03-06 negatively impacted basic and diluted earnings per limited partner unit by $0.10 for the full year 2005.

The Partnership’s net income and EBITDA for the fourth quarter and full year of 2005 include $1.0 million of earnings associated with the Partnership’s 50% ownership interest in PAA/Vulcan Gas Storage, LLC.

The following table presents certain selected financial information by segment for the fourth quarter and full year reporting periods:

	For the Three Months		For the Twelve Months
		Gathering,		Gathering,
		Marketing,		Marketing,
		Terminalling &		Terminalling &
	Pipeline	Storage	Pipeline	Storage
	Operations	Operations(4)	Operations	Operations(4)
	(in millions)		(in millions)
Ended December 31, 2005
Revenues(1)	$319.2	$8,433.6	$1,130.3	$30,186.6
Purchases and related costs(1)	(225.3)	(8,333.8)	(751.5)	(29,830.6)
Field operating costs (excluding LTIP charge)	(43.6)	(27.9)	(152.4)	(117.0)
LTIP charge—operations	(0.3)	(0.7)	(1.0)	(2.1)
Segment G&A expenses (excluding LTIP charge)(2)	(10.0)	(10.1)	(39.6)	(40.6)
LTIP charge—general and administrative	(1.9)	(6.4)	(10.6)	(12.4)
Segment profit	$38.1	$54.7	$175.2	$183.9
SFAS 133 mark-to-market impact(3)	$—	$1.1	$—	$(18.9)
Maintenance capital	$0.2	$1.6	$8.4	$5.6
Ended December 31, 2004
Revenues(1)	$235.4	$5,975.9	$874.9	$20,223.5
Purchases and related costs(1)	(146.2)	(5,917.0)	(554.6)	(19,992.8)
Field operating costs (excluding LTIP charge)	(36.3)	(24.2)	(121.1)	(97.5)
LTIP charge—operations	—	(0.4)	(0.1)	(0.8)
Segment G&A expenses (excluding LTIP charge)(2)	(10.8)	(10.5)	(38.1)	(37.7)
LTIP charge—general and administrative	(2.1)	(1.2)	(3.8)	(3.2)
Segment profit	$40.0	$22.6	$157.2	$91.5
SFAS 133 mark-to-market impact(3)	$—	$(0.4)	$—	$1.0
Maintenance capital	$4.2	$1.0	$8.3	$3.0

(1)                Includes inter-segment amounts.

(2)                Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(3)                Amounts related to SFAS 133 are included in revenues and impact segment profit. The SFAS 133 mark-to-market adjustment is primarily based upon crude oil prices at the end of the period and is related to the non-effective portion of our cash flow hedges, as well as certain derivative contracts that do not qualify under SFAS 133 as cash flow hedges. The net gain or loss related to these derivative instruments is principally offset by physical positions in future periods.

(4)                Gains/losses on foreign currency revaluation are included in the Gathering, Marketing, Terminalling & Storage segment.

Excluding selected items impacting comparability in both periods, segment profit from pipeline operations in the fourth quarter of 2005 was $40.3 million, a $1.8 million decrease as compared to segment profit of $42.1 million for the fourth quarter of 2004. Results for the fourth quarter of 2005 reflect approximately $3.0 million of higher utility and power costs as well as two isolated adjustments totaling $4.5 million. These adjustments consist of a hurricane related expense accrual of $1.9 million (which includes a $1.0 million reallocation from our GMTS segment) and a $2.6 million reserve for a third party tariff claim relating to prior years’ activities on one of our Canadian pipelines. Average daily pipeline volumes totaled 1.8 million barrels per day in the fourth quarter of 2005 versus 1.6 million barrels per day in the prior year period. Excluding selected items impacting comparability in both periods, segment profit from gathering, marketing, terminalling and storage operations in the fourth quarter of 2005 was up approximately 145% over the corresponding period in 2004 as a result of favorable market conditions.

Adjusted segment profit from pipeline operations in 2005 was $186.8 million versus $161.1 million in 2004. Adjusted segment profit from gathering, marketing, terminalling and storage operations was $219.4 million in 2005 versus $91.5 million in 2004. These strong year-over-year results are related to a number of factors, including a fundamental increase in our sustainable performance level and very favorable market conditions that complemented our asset base and business model.

The Partnership’s basic weighted average units outstanding for the fourth quarter of 2005 totaled 73.7 million (75.3 million diluted) as compared to 67.3 million (67.3 million diluted) in last year’s fourth quarter. At December 31, 2005, the Partnership had approximately 73.8 million units outstanding, long-term debt of $951.7 million and a long-term debt-to-total capitalization ratio of approximately 42%.

On February 14, 2006, the Partnership paid a cash distribution of $0.6875 per unit ($2.75 per unit on an annualized basis) on its outstanding limited partner units. The distribution represents an increase of 12.2% over the February 2005 distribution and approximately 1.85% over the November 2005 distribution. This represents the 7th consecutive quarterly distribution increase and the 14th distribution increase for the Partnership in the last 20 quarters.

The Partnership today furnished a current report on Form 8-K, which includes material in this press release and financial and operational guidance for the first quarter and full year 2006. A copy of the Form 8-K is available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

In this release, the Partnership’s EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of results of operations or cash provided by operating activities. EBITDA is presented because we believe it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe that debt holders commonly use EBITDA to analyze Partnership performance. In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects. Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed in management’s discussion and analysis of operating results in our Annual Report on Form 10-K.

A reconciliation of EBITDA to net income and cash flow from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, that it reconciles to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliation” link on the Investor Relations page.

Conference Call

The Partnership will host a conference call to discuss the results and other forward-looking items on Thursday, February 23, 2006. Specific items to be addressed in this call include:

1.                A brief review of the Partnership’s fourth quarter and full year performance;

2.                An assessment of the Partnership’s 2005 performance versus goals;

3.                A status report on major capital projects and recent acquisition activity;

4.                A discussion of capitalization and liquidity;

5.                A review of financial and operating guidance for the first quarter and full year 2006; and

6.                Comments regarding the Partnership’s outlook and 2006 goals.

The call will begin at 10:00 AM (Central). To participate in the call, please dial 877-709-8150, or, for international callers, 201-689-8354 at approximately 9:55 AM (Central). No password or reservation number is required. To access the slides used in connection with the call, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Partnership Presentations.”

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.” Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, dial 877-660-6853, or for international callers, 201-612-7415, and enter acct # 232 and replay # 190857. The replay will be available beginning Thursday, February 23, 2006, at approximately 1:00 PM (Central) and continue until 11:59PM (Central) Monday, February 27, 2006.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things:  the success of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline system; declines in volumes shipped on the Basin Pipeline, Capline Pipeline and our other pipelines by us and third party shippers; the availability of adequate third party production volumes for transportation and marketing in the areas in which we operate; successful third party drilling efforts in areas in which we operate pipelines or gather crude oil; demand for natural gas or various grades of crude oil and resulting changes in pricing conditions or transmission throughput requirements; fluctuations in refinery capacity in areas supplied by our transmission lines; the availability of, and our ability to consummate, acquisition or combination opportunities; our access to capital to fund additional acquisitions and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; the impact of current and future laws, rulings and governmental regulations; the effects of competition; continued creditworthiness of, and performance by, counter parties; interruptions in service and fluctuations in rates of third party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our Long-Term Incentive Plans; the currency exchange rate of the Canadian dollar; the impact of crude oil and natural gas price fluctuations; shortages or cost increases of power supplies, materials or labor;  weather interference with business operations or project construction; general economic, market or business conditions; and other factors and uncertainties inherent in the marketing, transportation, terminalling, gathering and storage of crude oil and liquefied petroleum gas discussed in the Partnership’s filings with the Securities and Exchange Commission.

Plains All American Pipeline, L.P. is engaged in interstate and intrastate crude oil transportation and crude oil gathering, marketing, terminalling and storage, as well as the marketing and storage of liquefied petroleum gas and other petroleum products, in the United States and Canada. Through its 50% ownership in PAA/Vulcan Gas Storage LLC, the Partnership is engaged in the development and operation of natural gas storage facilities. The Partnership’s common units are traded on the New York Stock Exchange under the symbol “PAA.” The Partnership is headquartered in Houston, Texas.

# # #

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS(1)
(in millions, except per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
REVENUES	$8,713.7	$6,172.1	$31,177.3	$20,975.5
COSTS AND EXPENSES
Purchases and related costs	8,520.0	6,024.2	30,442.5	20,424.6
Field operating costs (excluding LTIP charge)	71.5	60.5	269.4	218.6
LTIP charge—operations	1.0	0.4	3.1	0.9
General and administrative expenses (excluding LTIP charge)	20.1	21.2	80.2	75.7
LTIP charge—general & administrative	8.3	3.3	23.0	7.0
Depreciation and amortization	25.4	23.4	83.5	68.7
Total costs and expenses	8,646.3	6,133.0	30,901.7	20,795.5
OPERATING INCOME	67.4	39.1	275.6	180.0
OTHER INCOME/(EXPENSE)
Equity earnings in PAA/Vulcan Gas Storage, LLC	1.0	—	1.0	—
Interest expense	(15.0)	(14.5)	(59.4)	(46.7)
Interest and other income (expense), net	0.3	0.1	0.6	(0.2)
Income before cumulative effect of change in accounting principle	53.7	24.7	217.8	133.1
Cumulative effect of change in accounting principle	—	—	—	(3.1)
NET INCOME	$53.7	$24.7	$217.8	$130.0
NET INCOME—LIMITED PARTNERS	$48.0	$21.6	$191.6	$119.3
NET INCOME—GENERAL PARTNER	$5.7	$3.1	$26.2	$10.7
BASIC NET INCOME PER LIMITED PARTNER UNIT
Income before cumulative effect of change in accounting principle	$0.65	$0.32	$2.77	$1.94
Cumulative effect of change in accounting principle	—	—	—	(0.05)
Basic net income per limited partner unit	$0.65	$0.32	$2.77	$1.89
DILUTED NET INCOME PER LIMITED PARTNER UNIT
Income before cumulative effect of change in accounting principle	$0.64	$0.32	$2.72	$1.94
Cumulative effect of change in accounting principle	—	—	—	(0.05)
Diluted net income per limited partner unit	$0.64	$0.32	$2.72	$1.89
BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	73.7	67.3	69.3	63.3
DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	75.3	67.3	70.5	63.3
OPERATING DATA (in thousands) (2)
Average Daily Volumes (barrels)
Pipeline activities:
Tariff activities
All American	50	51	51	54
Basin	309	234	290	265
Capline	97	145	132	123
Cushing to Broome	78	N/A	66	N/A
North Dakota/Trenton	87	59	77	39
West Texas/New Mexico Area Systems(3)	446	377	428	338
Canada	256	278	255	263
Other	435	397	426	330
Pipeline margin activities	90	78	74	74
Total	1,848	1,619	1,799	1,486
Crude oil lease gathering	591	629	610	589
LPG sales	73	73	56	48

(1)                 Certain reclassifications have been made to prior periods to conform to 2005 presentation.

(2)                 Volumes associated with acquisitions represent total volumes transported for the number of days we actually owned the assets divided by the number of days in the period.

(3)                 The aggregate of systems in the West Texas/New Mexico area.

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited) (in millions, except per unit data) (Continued)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

	December 31,	December 31,
	2005	2004
ASSETS
Current assets	$1,805.2	$1,101.2
Property and equipment, net	1,857.2	1,727.6
Pipeline linefill in owned assets	180.2	168.4
Inventory in third party assets	71.5	59.3
Investment in PAA/Vulcan Gas Storage, LLC	113.5	—
Other long-term assets, net	92.7	103.9
Total Assets	$4,120.3	$3,160.4
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$1,793.3	$1,113.7
Long-term debt under credit facilities and other	4.7	151.7
Senior notes, net of unamortized discount	947.0	797.3
Other long-term liabilities and deferred credits	44.6	27.5
Total Liabilities	2,789.6	2,090.2
Partners’ capital	1,330.7	1,070.2
Total Liabilities and Partners’ Capital	$4,120.3	$3,160.4

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004
Numerator for basic and diluted earnings per limited partner unit:
Net income	$53.7	$24.7	$217.8	$130.0
Less:
General partner’s incentive distribution paid	(4.7)	(2.7)	(14.9)	(8.3)
Subtotal	49.0	22.0	202.9	121.7
General partner 2% ownership	(1.0)	(0.4)	(4.1)	(2.4)
Net income available to limited partners	48.0	21.6	198.8	119.3
Pro forma additional general partner’s incentive distribution(1)	—	—	(7.2)	—
Net Income available for limited partners under EITF 03-06	$48.0	$21.6	$191.6	$119.3
Denominator:
Denominator for basic earnings per limited partner unit—weighted average number of limited partner units	73.7	67.3	69.3	63.3
Effect of dilutive securities:
Weighted average LTIP units	1.6	—	1.2	—
Denominator for diluted earnings per limited partner unit—weighted average number of limited partner units	75.3	67.3	70.5	63.3
Basic net income per limited partner unit (1)	$0.65	$0.32	$2.77	$1.89
Diluted net income per limited partner unit (1)	$0.64	$0.32	$2.72	$1.89

(1)                 Reflects pro forma full distribution of earnings under EITF 03-06. The application of EITF 03-06 negatively impacted  basic and diluted earnings per limited partner unit by approximately $0.10  for the year ended 2005.

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited) (in millions, except per unit data) (continued)

FINANCIAL DATA RECONCILIATIONS(1)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Earnings before interest, taxes, depreciation and amortization (“EBITDA”)
Net income reconciliation
EBITDA	$94.1	$62.6	$360.7	$245.4
Depreciation and amortization	(25.4)	(23.4)	(83.5)	(68.7)
Earnings before interest and taxes (“EBIT”)	68.7	39.2	277.2	176.7
Interest expense	(15.0)	(14.5)	(59.4)	(46.7)
Net Income	$53.7	$24.7	$217.8	$130.0
Cash flow from operating activities reconciliation
EBITDA	$94.1	$62.6	$360.7	$245.4
Interest expense	(15.0)	(14.5)	(59.4)	(46.7)
Net change in assets and liabilities, net of acquisitions	386.2	(62.2)	(324.0)	(101.7)
Other items to reconcile to cash flows from operating activities:
Equity earnings in PAA/Vulcan Gas Storage, LLC	(1.0)	—	(1.0)	—
Inventory valuation adjustment	—	2.0	—	2.0
Cumulative effect of change in accounting principle	—	—	—	3.1
(Gain)/loss on foreign currency revaluation	0.7	(1.5)	2.1	(5.0)
Net cash paid for terminated interest rate hedging instruments	—	—	(0.9)	(1.5)
SFAS 133 mark-to-market adjustment	(1.1)	0.4	18.9	(1.0)
LTIP charge	9.3	3.7	26.1	7.9
Non-cash amortization of terminated interest rate hedging instruments	0.4	0.4	1.6	1.5
Net cash provided by (used in) operating activities	$473.6	$(9.1)	$24.1	$104.0

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Funds flow from operations (“FFO”)
Net Income	$53.7	$24.7 24.7	$217.8	$130.0 130.0
Equity earnings in PAA/Vulcan Gas Storage, LLC	(1.0)	—	(1.0)	—
Depreciation and amortization	25.4	23.4	83.5	68.7
Non-cash amortization of terminated interest rate hedging instruments	0.4	0.4	1.6	1.5
FFO	78.5	48.5	301.9	200.2
Maintenance capital expenditures(2)	(1.8)	(5.2)	(14.0)	(11.3)
FFO after maintenance capital expenditures	$76.7	$43.3 43.3	$287.9	$188.9

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Selected items impacting comparability
LTIP charge	$(9.3)	$(3.7)	$(26.1)	$(7.9)
Cumulative effect of change in accounting principle	—	—	—	(3.1)
Gain/(Loss) on foreign currency revaluation	(0.7)	1.5	(2.1)	5.0
Inventory valuation adjustment	—	(2.0)	—	(2.0)
SFAS 133 mark-to-market adjustment	1.1	(0.4)	(18.9)	1.0
Pro forma additional GP distribution under EITF 03-06(3)	—	—	—	—
Selected items impacting comparability(4)	(8.9)	(4.6)	(47.1)	(7.0)
GP 2% portion of selected items impacting comparability	0.2	0.1	1.0	0.1
LP 98% portion of selected items impacting comparability	$(8.7)	$(4.5)	$(46.1)	$(6.9)
Impact to basic net income per limited partner unit(3)	$(0.12)	$(0.07)	$(0.76)	$(0.11)
Impact to diluted net income per limited partner unit(3)	$(0.11)	$(0.07)	$(0.75)	$(0.11)

(1)          Certain reclassifications have been made to prior periods to conform to 2005 presentation.

(2)                    Current quarter includes $2.7 million reduction in maintenance capital resulting from a reclassification of prior period costs from maintenance capital to expansion capital.

(3)                    The application of EITF 03-06 negatively impacted  basic and diluted earnings per limited partner unit by approximately $0.10 for the year ended 2005.

(4)                    Selected items impacting comparability for the 2004 period does not include several items that were previously included. The impact is a reduction of selected items impacting comparability that are used to calculate adjusted net income of $2.0 million and $0.03 per basic and diluted limited partner unit for the 3 months ended December 31, 2004 (previously, these items totaled $(6.6) million and $(0.10) per basic and diluted unit for the quarter) and $2.2 million and $0.03 per basic and diluted limited partner unit for the year ended December 31, 2004 (previously, these items totaled $(9.2) million and $(0.14) per basic and diluted unit for the year).  Because the majority of these items were reclassified into depreciation and amortization, the net impact of these items on adjusted EBITDA was negligible.

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited) (in millions, except per unit data) (continued)

FINANCIAL DATA RECONCILIATIONS(1) (continued)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Net income and earnings per limited partner unit excluding
selected items impacting comparability
Net Income	$53.7	$24.7	$217.8	$130.0
Selected items impacting comparability	8.9	4.6	47.1	7.0
Adjusted Net Income	$62.6	$29.3	$264.9	$137.0
Net Income available for limited partners under EITF 03-06	$48.0	$21.6	$191.6	$119.3
Limited partners 98% of selected items impacting comparability	8.7	4.5	46.1	6.9
Pro forma additional general partner distribution under EITF 03-06	—	—	7.2	—
Adjusted limited partners Net Income	$56.7	$26.1	$244.9	$126.2
Adjusted Basic Net Income per limited partner unit	$0.77	$0.39	$3.53	$2.00
Adjusted Diluted Net Income per limited partner unit	$0.75	$0.39	$3.47	$2.00
Basic weighted average units outstanding	73.7	67.3	69.3	63.3
Diluted weighted average units outstanding	75.3	67.3	70.5	63.3
EBITDA excluding selected items impacting comparability
EBITDA	$94.1	$62.6	$360.7	$245.4
Selected items impacting comparability	8.9	4.6	47.1	7.0
Adjusted EBITDA	$103.0	$67.2	$407.8	$252.4

	Three Months Ended December 31, 2005		Twelve Months Ended December 31, 2005
	Pipeline	GMT&S	Pipeline	GMT&S
2005 Segment profit excluding selected items impacting comparability
Reported segment profit	$38.1	$54.7	$175.2	$183.9
Selected items impacting comparability of segment profit:
LTIP charge	2.2	7.1	11.6	14.5
(Gain)/Loss on foreign currency revaluation	—	0.7	—	2.1
SFAS 133 mark-to-market adjustment	—	(1.1)	—	18.9
Segment profit excluding selected items impacting comparability	$40.3	$61.4	$186.8	$219.4

	Three Months Ended December 31, 2004		Twelve Months Ended December 31, 2004
	Pipeline	GMT&S	Pipeline	GMT&S
2004 Segment profit excluding selected items impacting comparability
Reported segment profit	$40.0	$22.6	$157.2	$91.5
Selected items impacting comparability of segment profit:
LTIP charge	2.1	1.6	3.9	4.0
Inventory valuation adjustment		2.0		2.0
(Gain)/Loss on foreign currency revaluation	—	(1.5)	—	(5.0)
SFAS 133 mark-to-market adjustment	—	0.4	—	(1.0)
Segment profit excluding selected items impacting comparability	$42.1	$25.1	$161.1	$91.5

(1)                 Certain reclassifications have been made to prior periods to conform to 2005 presentation.